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                                                                    EXHIBIT 10.3

                                          BLUE RHINO CORPORATION
                                          ID: 56-1870472
                                          104 CAMBRIDGE PLAZA DRIVE
                                          WINSTON-SALEM, NC 27104

NOTICE OF GRANT OF STOCK OPTIONS
AND OPTION AGREEMENT

TIMOTHY E. SCRONCE
104 CAMBRIDGE PLAZA DRIVE
WINSTON-SALEM, NC USA 27104

Effective 12/16/2003, you have been granted a(n) Non-Qualified Stock Option to buy 50,000.00 shares of Blue Rhino Corporation (the Company) stock at $12.99000 per share.

The total option price of the shares granted is $649,500.00.

Shares in each period will become fully vested on the date shown.

 Shares             Vest Type      Full Vest      Expiration
10,000.00         On Vest Date     12/16/2004     12/16/2013
10,000.00         On Vest Date     12/16/2005     12/16/2013
10,000.00         On Vest Date     12/16/2006     12/16/2013
10,000.00         On Vest Date     12/16/2007     12/16/2013
10,000.00         On Vest Date     12/16/2008     12/16/2013

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

/s/ Blue Rhino Corporation                             Date  December 17, 2003

/s/ Timothy E. Scronce                                 Date  December 17, 2003

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                             STOCK OPTION AGREEMENT

         STOCK OPTION AGREEMENT, made as of the date indicated on Notice of Grant of Stock Options and Option Agreement (the "Grant Letter") attached hereto (the "Grant Date"), is between Blue Rhino Corporation, a Delaware Corporation (the "Company") and the undersigned individual, an employee of the Company (the "Participant").

         WHEREAS, the Company desires, by affording the Participant an opportunity to purchase shares of the Company's Common Stock as hereinafter provided, to carry out the purposes of the Blue Rhino Corporation 1998 Employee Stock Incentive Plan, as amended (the "Plan"); and

         WHEREAS, the Compensation Committee (the "Committee") of Board of Directors (the "Board") has duly made all determinations necessary or appropriate to the grants hereunder;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1.       Grant of Option, Option Price and Term.

         (a) The Company hereby grants to the Participant the right and option (the "Option") to purchase a certain number (see attached Grant Letter(s)) of shares of the Common Stock of the Company (the "Option Shares") on the terms and conditions herein set forth.

         (b) For each of the Option Shares purchased, the Participant shall pay

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         to the Company a certain amount (see attached Grant Letter) per share
         (the "Option Price"). Accordingly, the aggregate Option Price to exercise all of the Option is set forth on the Grant Letter attached hereto (the "Aggregate Option Price").

         (c) The term of this Option shall be a period of ten (10) years from the Grant Date (the "Option Period"). The termination of the Option Period shall result in the termination and cancellation of the Option. In no event shall the Option be exercisable for any period greater than the Option Period. Subject to further terms of this
         Section 1, during the Option Period, the Option shall be exercisable in accordance with the following schedule:

                                             Percentage of Option
    Grant Date Anniversary                    Shares Exercisable
    ----------------------                    ------------------
Prior to the first anniversary                         0%
         of the Grant Date

On or after the first anniversary                     20%
         of the Grant Date

On or after the second anniversary                    40%
         of the Grant Date

On or after the third anniversary                     60%
         of the Grant Date

On or after the fourth anniversary                    80%
         of the Grant Date

On or after the fifth anniversary                    100%
         of the Grant Date

         The termination of a Participant's employment due to death or Disability will result in the Option being fully exercisable. The termination of a

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         Participant's employment other than due to death or Disability will not accelerate the percentage of Option Shares otherwise exercisable with respect to the Participant. Any portion of the Option which is not exercisable as of the termination of the Participant's employment other than due to death or Disability will be canceled simultaneously with the date of such termination of employment.

         (d) Notwithstanding any other provision in this Agreement to the contrary, the Option shall become fully exercisable immediately upon a Change in Control. A "Change in Control" shall mean:

                  (1) The acquisition by any individual entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company or any of its subsidiaries, (B) any acquisition by the Company of any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (D) any acquisition by any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares

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         of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals, entities or groups who were the beneficial owners, respectively, of at least 50% of the Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Voting Securities, or (E) the acquisition by any individual, entity or group which on the date this Plan was adopted by the Board owned 50% or more of the Outstanding Voting Securities;

                  (2) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proporations as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Voting Securities; or

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                  (3)      Approval by the stockholders of the Company of (A) a
         complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation, with respect to which following such sale or other disposition, more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power for the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Voting Securities.

         (e)      The Option is designated as a nonqualified stock option.

         (f) The Company shall not be required to issue any fractional Option Shares.

2.       Termination of Option.

         (a) If the Participant's employment terminates due to death, any unexpired and unexercised portion of the Option held by the Participant shall thereafter be fully exercisable by the Participant for the period of ninety (90) days immediately following the date of the appointment of a Representative or until the expiration of the Option Period, whichever

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         period is shorter.

         (b) If the Participant's employment terminates due to a Disability, any unexpired and unexercised Option held by the Participant shall thereafter be fully exercisable by the Participant for the Period of ninety (90) days immediately following the date of such termination or until the expiration of the Option Period, whichever period is shorter.

         (c) If the Participant's employment terminates due to Retirement or by reason of the termination of the Participant's services which is involuntary on the part of the Participant (but is not due to death, disability or with Cause), any Option held by the Participant shall thereupon terminate, except that such Option, to the extent then exercisable, may be exercised by the Participant for the period of ninety (90) days immediately following the date of such termination of employment or until the expiration of the Option Period, whichever period is shorter.

         (d) If the Participant's employment terminates for any reason other than as provided in Section 2(a), 2(b) and 2(c) above, the Option shall terminate immediately.

The death or Disability of the Participant after the termination of the Participant's employment otherwise provided herein shall not extend the time permitted to exercise an Option. If at the time the Participant's employment is terminated for a reason provided in Section 2 (a), 2 (b) or 2 (c) above, the Participant is subject to Section 16 of the Exchange Act, any time period

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provided for in this Paragraph 2 shall be suspended or delayed during the period the Participant would be subject to liability for engaging in "short-swing" transactions under Section 16 of the Exchange Act, but such suspension or delay shall not extend such time period more than six (6) months and one (1) day nor beyond the original Option Period.

3.       Exercise.

         (a) The Option shall be exercisable during the Participant's lifetime only by the Participant (or his or her guardian or legal representative), and after the Participant's death only by a Representative. The Option may only be exercised by the delivery to the Company of a properly completed written notice, in form satisfactory to the Board or Committee, which notice shall specify the number of whole Option Shares to be purchased and the aggregate Option Price for such shares, together with payment in full of such aggregate Option Price. Payment shall be made to the Company:

                  (i)      in cash or by check.

                  The Option shall not be exercised unless there has been compliance with all the preceding provisions of this Paragraph 3(a), and, for all purposes of this Stock Option Agreement, the date of the exercise of the Option shall be the date upon which there is compliance with all such requirements.

         (b) Upon receipt of written notice of exercise, the Committee may elect

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         to cash out all or part of the portion of any Option to be exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option over the Option Price times the number of shares of common stock subject to the Option on the effective date of such cash out.

4. Payment of Withholding Taxes. If the Company is obligated to withhold an amount on account of any Federal, state, local or foreign tax imposed as result of the exercise of the Option, the Participant shall pay such amount to the Company, or make arrangements satisfactory to the Company regarding the payment of such amount, as provided in the Plan.

5. Requirements of Law; Registration and Transfer Requirements. The Company shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provision of any law or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon exercise of the Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by the Option, the Company shall not be required to issue such shares unless the Company has received evidence reasonably satisfactory to it to the effect that the Participant is acquiring such shares for investment and not with a view to the distribution thereof, and unless the

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certificate issued representing the shares of Common Stock bears the following or similar legend:

                  "The shares of stock represented by this certificate (1) have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company, in form and substance satisfactory to the Company, that registration is not required for such sale or transfer; and (2) are subject to certain restrictions upon the transfer thereof, and to certain rights and obligations, all as more specifically set forth in a certain Blue Rhino Corporation 1998 Employee Stock Incentive Plan, as amended, and in this Stock Option Agreement, a copy of either of which is available for inspection at the registered office of the Company."

Any reasonable determination in this connection by the Company shall be final, binding and conclusive. At such time as, in the opinion of counsel for the Company, the above or similar legend is no longer required for compliance with applicable securities laws or otherwise, then the holders of such certificates shall be entitled to exchange such certificates for certificates representing a like number of shares but without such legend. The Company shall not be obligated to deliver any shares of Common Stock upon exercise of the Option until there has been compliance with any tax withholding requirements, securities exchange listing or other requirements the Board or Committee deems appropriate or as provided in this Agreement or in the Plan.

6. Adjustment/Change in Control. In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Board or Committee shall take such actions, as are provided for in the Plan and in this Stock Option Agreement.

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7.       Non-transferability. Except as provided in the Plan, the Option and any interest in the Option may not be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution. Notwithstanding any other provision of this Stock Option Agreement, any such attempted sale, assignment, conveyance, gift, pledge, hypothecation or transfer shall be null and void and shall nullify the Option immediately.

8. Plan. The Option is granted pursuant to the Plan, as in effect on the date hereof, and is subject to all terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive the Participant, without the Participant's consent, of the Option or of any of the Participant's rights under this Stock Option Agreement. The interpretation and construction by the Board or Committee of the Plan, this Stock Option Agreement and the Option, and such rules and regulations as may be adopted by the Board or Committee for the purpose of administering the Plan, shall be final and binding upon the Participant.

9. Stockholder Rights. Until the Option shall have been duly exercised to purchase Option Shares and such shares have been officially recorded as issued on the Company's official stockholder records, no person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares, and adjustments for dividends or otherwise shall be made only if the record date therefor is subsequent to the date such shares are

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recorded and after the date of exercise and without duplication of any adjustment.

10. Employee Rights. No provision of this Stock Option Agreement or of the Option granted hereunder shall give the Participant any right to continue as an employee of the Company, create any inference as to the length of employment of the Participant, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company.

11. Disclosure Rights. The Company shall have no duty or obligation to affirmatively disclose to the Participant or a Representative, and the Participant or Representative shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the exercise of an Option or the Company's issuance of Common Stock in accordance with the terms of this Stock Option Agreement.

12. Changes in Company's Capital Structure. The existence of the Option shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its

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assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13. Investment Representation and Agreement. If, in the opinion of counsel for the Company, a particular representation by the Participant is required under the Securities Act or any other applicable federal or state law, or any regulation or rule of any governmental agency, the Company may require the Participant to make such representation and such other representations as the Company reasonably may determine to be necessary.

14. Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Stock Option Agreement to be transferred to the Participant, and no shares of Common Stock or other thing of value under this Stock Option Agreement will be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

15. Governing Law. This Stock Option Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

16. Entire Agreement. This Stock Option Agreement, together with the Plan, constitute the entire obligation of the parties hereto with respect to the subject matter hereof, provided that in the event of any inconsistency between the Plan

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and this Stock Option Agreement, the terms and conditions of this Stock Option
Agreement shall control.

17. Definitions. Capitalized terms used but not defined in this Stock Option Agreement shall have the meanings ascribed to such terms in the Plan.

18. Amendment. No amendment to this Stock Option Agreement shall be effective unless in writing and signed by the Company.

19. Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

20. Counterparts. This Stock Option Agreement may be signed in two counterparts, each of which shall be an original, but both of which shall constitute but one and the same instrument.

21. Notices. Any notice which either party hereto may be required or permitted to give the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed to the Treasurer of the Company, 104 Cambridge Park, Winston-Salem, North Carolina 27104 (or to such other address as the Board or Committee may designate), and the Participant at his address as shown on the Company's records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time.

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22.      Headings. The headings contained in this Stock Option Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Stock Option Agreement.

23. Severability. If any provision of this Stock Option Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Stock Option Agreement shall be construed as if such invalid or unenforceable provision were omitted.

24. Successors and Assigns. This Stock Option Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed hereunder upon the Participant or a Representative, and all rights granted to the Company hereunder, shall be binding upon the Participant's or the Representative's heirs, legal representatives and successors.

25. Tax Consequences. The Participant agrees to undertake to determine and be responsible for any and all tax consequences to himself with respect to the Option.

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         IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

                                            BLUE RHINO CORPORATION:

                                            By: /s/ Billy D. Prim

                                            Title: CEO

                                            PARTICIPANT

                                            Timothy E. Scronce

                                            /s/ Timothy E. Scronce
                                            [signature]

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